Exhibit 10.6

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the “Employment Agreement”) is made and entered into as of the 1st day of July, 2014, by and between Versar, Inc., a Delaware corporation (hereinafter referred to as the “Employer” or “Versar”), and Wendell A. Newton, a resident of the State of Georgia (hereinafter referred to as the “Employee”).

W I T N E S S E T H:

WHEREAS, as of the date hereof and under the terms of a Stock Purchase Agreement, dated as of June 30, 2014 (the “Purchase Agreement”), Versar purchased from the shareholders of J.M. Waller & Associates, Inc., a Virginia corporation (the “Company”), all of the issued and outstanding shares of capital stock of the Company (the “Acquisition”);

WHEREAS, prior to the Acquisition, Employee was the Executive Vice President of the Company;

WHEREAS, following the Acquisition, the Employer desires to employ the Employee as a Senior Vice President, Professional Services Group, and the Employee desires to accept employment on the terms and conditions hereinafter stated;

WHEREAS, in the course of his employment with the Company and Versar, the Employee has gained and will gain (i) knowledge of the business, affairs, customers and methods of the Company and Versar, including their techniques for offering and delivering services, all at the Company’s or Versar’s expense, (ii) access to lists of the Company’s and Versar’s customers and their needs, and (iii) relationships with the Company’s and Versar’s customers; and

WHEREAS, the Company and Versar would suffer irreparable harm if the Employee were to use such knowledge, information and personal relationships in competition with the Company or Versar.

NOW, THEREFORE, for and in consideration of the employment of Employee by the Employer, and for and in consideration of the premises, the mutual covenants and agreements hereinbelow set forth, the Employer and the Employee covenant and agree as follows:

1.	Definitions.

(a)                “Affiliate” as used herein with respect to a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b)               “Board” as used herein means the Board of Directors of Employer.

(c)                “Business” as used herein means the business currently conducted by the Company and Versar.

1

(d)               “Cause” as used herein means the following: (i) the conviction of the Employee of, or the entry of a plea of guilty or nolo contendere by the Employee, to any felony or misdemeanor involving moral turpitude; (ii) fraud, misappropriation or embezzlement by the Employee; (iii) the Employee’s willful failure, gross negligence or gross misconduct in the performance of his assigned duties for the Employer; (iv) the Employee’s breach of a fiduciary duty to the Employer; (v) any act or omission of the Employee not at the express direction of the Board of Directors or other appropriate authority that reflects adversely on the integrity and reputation for honesty and fair dealing of the Employer or has a material detrimental effect on the Employer’s financial condition, position or business; (vi) any action by the Employee which results in loss of his security clearance; or (vii) the breach by the Employee of any material term of this Employment Agreement (provided that in the case of clauses (iii), (iv), (v) or (vii), to the extent the act, breach or other event may be cured by Employee’s further action, Employer shall have provided Employee with written notice thereof and Employee shall have failed to cure or remedy such act, breach or other event within ten (10) days following receipt of such notice).

(e)                “Disability” means “disability” as defined in any group long-term disability insurance maintained by Employer applicable to Employee, or, if no such insurance is maintained, “Disability” means a determination by the Board, acting reasonably and in good faith, that the Employee is incapacitated by reason of a physical or mental illness which is long-term in nature (but in no event less than one hundred twenty (120) days) and which prevents the Employee, with reasonable accommodation to the extent required by applicable law, from performing the substantial and material duties of his employment under this Employment Agreement. The Employer may require the Employee to have a physical examination at any time for the purpose of determining whether or not the Employee has a long-term disability, and the Employee agrees to submit to such examination upon request of the Board.

(f)                “Duties” as used herein means the Duties shown on Schedule A, which is attached to this Employment Agreement and thereby made an integral part hereof.

(g)               “Effective Date” as used herein means the Effective Date shown on Schedule A.

(h)               “Employment Termination Date” as used herein means the effective date Employees’ employment is terminated.

(i)                 “Good Reason” as used herein means: (i) the required relocation of Employee, without Employee’s consent, to an employment location which is more than a fifty (50) mile commute from the Atlanta office of Employer; (ii) the breach or violation of any material provision of this Employment Agreement by the Employer; or (iii) a material diminution in the duties of employment of Employee not commensurate to a Senior Vice President (provided that in the case of clauses (ii) or (iii), Employee shall have provided Employer with written notice of the acts, breaches or other events that would otherwise constitute “Good Reason” hereunder and Versar shall have failed to cure or remedy such acts, breaches or other events within ten (10) days following receipt of such notice).

2

2.	Employment.

(a)                During the term, the Employer employs the Employee as Senior Vice President, Professional Services Group, of Employer. In such position, the Employee shall perform the Duties for the term hereof, and the Employee hereby accepts and agrees to such employment, subject to the provisions of this Employment Agreement.

(b)               Subject to Section 3 below, the Employee agrees to devote his full working time, energy and skill, requiring a minimum of forty (40) hours per week but such hours that are reasonable, to the performance of the Duties as a full time employee of the Employer (vacation time as shown on Schedule A, Employer holidays, and reasonable absences due to illness excepted).

(c)                The Employee agrees that he shall faithfully and industriously perform the Duties to the best of his ability and in accordance with the Employer’s direction and control pursuant to the terms of this Employment Agreement.

(d)               The term of Employee’s employment under this Employment Agreement shall commence on the Effective Date and continue for a period of twelve (12) months or as until terminated in accordance with Section 5 below. If Employee’s employment is not terminated in accordance with Section 5 of this Agreement, he will become an employee at will effective July 1, 2015.

(e)                The Employee shall receive compensation from the Employer as shown on Schedule A in full payment for all of his services hereunder and all rights granted herein.

3.	Other Employment/Activities.

(a)                During the term of this Employment Agreement and except as otherwise provided in this Section 3, the Employee shall work full time for Employer and shall not be employed by, or involved as an officer, director, consultant, owner (including stockholder, member, or partner), or otherwise, in any other business activity for gain, profit or other pecuniary advantage. Notwithstanding the foregoing, the prohibitions and restrictions of this Section 3(a) shall not prohibit Employee from directly or indirectly owning up to three percent (3%) of the shares or other equity of any public company.

(b)               The Employer acknowledges and agrees that the Employee may (i) volunteer services for or on behalf of such religious, educational, non profit and/or other charitable organization as the Employee may wish to serve and (ii) manage his personal, financial and legal affairs.

4.	Representations.

(a)                The Employee hereby represents and warrants that he has the right to enter into this Employment Agreement with the Employer and to grant the rights contained herein, and that the provisions of this Employment Agreement do not violate any other contracts or agreements that he has entered into with any other individual or entity.

3

(b)               The Employee hereby represents and warrants to Employer that the execution of this Agreement by the Employee, his employment by Employer and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any person. Further, Employee agrees to indemnify and hold harmless the Employer and its officers, directors, representatives and Affiliates for any claim, including, but not limited to, reasonable attorney’s fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against Employer or such other persons, based upon or arising out of any non-competition agreement, invention, secrecy or other agreement between Employee and such third party that was in existence as of the date of this Agreement.

5.            Termination. Employee’s employment may be terminated (a) by Employer (i) for Cause pursuant to Section 5(a) or (ii) otherwise at any time for reasons other than Cause pursuant to Section 5(b); (b) by Employee (i) for Good Reason pursuant to Section 5(c); or for other than Good Reason pursuant to Section 5(d); or (c) by reason of Employee’s death or disability pursuant to Section 5(e) below.

(a)                The Employer may terminate the Employee’s employment under this Employment Agreement at any time for Cause upon giving the Employee a written notice of termination stating specifically the reason for such for termination for Cause and where applicable under Section 1(d) providing the opportunity for cure. In the event of a termination of Employee’s employment under this Employment Agreement for Cause, the Employee shall receive the Base Salary through Employment Termination Date.

(b)               Subject to the provisions of Section 5(d) with respect to termination (by the Employer or otherwise upon the death or Disability of the Employee), the Employer may terminate the Employee’s employment under this Employment Agreement at any time for reasons other than for Cause upon giving the Employee at least thirty (30) days notice of termination. If Employee’s employment is terminated without Cause (and not on account of death or Disability), then (i) Employee shall receive any unpaid Base Salary through the Employment Termination Date and (ii) as long as Employee (A) executes a release in the form attached hereto as Exhibit B (and such release is not revoked during any revocation period provided for in the release, with the executed release being received no later than that date which will result in lapse of any revocation period occurring not later than thirty (30) days following the date of the Employment Termination Date) and (B) has and continues to comply with the requirements of Sections 6 and 7 hereof, the Employer, during the Severance Period, shall continue to pay the Employee’s Base Salary as in effect on the Employment Termination Date (any such payments being hereinafter referred to as the “Termination Payments”). The “Severance Period” is as set forth on Schedule A. The Termination Payments, if any, shall be due and payable in installments on the same schedule as the Employer’s general payroll. All Termination Payments shall be paid subject to all legally required payroll deductions and withholdings. Any payments required to be made pursuant to this Section 5(b) prior to the thirtieth (30th) day following the Employment Termination Date (the “First Pay Date”) and which the Employer has not paid prior to such thirtieth (30th) day shall be paid by the Employer in a single lump sum on the first regularly scheduled payroll date on or following the earlier of (i) the First Pay Date, or (ii) delivery of the release described above and the expiration of all revocation periods, but in no event earlier than the Employment Termination Date.

4

(c)                The Employee may terminate his employment under this Employment Agreement at any time for Good Reason upon giving the Employer not less than thirty (30) days prior written notice (which notice shall describe the reason for termination) and where applicable under Section 1(j) provides opportunity to cure. If (i) Employee terminates his employment for Good Reason, and (ii) executes a release in the form attached hereto as Exhibit B, and (iii) has and continues to comply with the requirements of Sections 6 and 7 hereof; then the Employee shall be entitled to the Termination Payments provided for in Section 5(b).

(d)               Employee may terminate his employment under this Employment Agreement at any time for other than Good Reason upon giving the Employer not less than thirty (30) days prior written notice. In the event of a termination by Employee of his employment under this Section 5(d), the Employee shall receive the Base Salary through the date of his termination. Notwithstanding the foregoing, the Employment Termination Date shall be effective when and as determined by the Employer in its sole and absolute discretion prior to the expiration of the 30-day notice period, provided that, Employer continues to pay Employee for the 30-day period following receipt of such notice.

(e)                Upon Employee’s death during the term of this Agreement or Employer’s termination of Employee’s employment for Disability, Employer shall pay the Employee’s Base Salary through the date of Employee’s death or the Employment Termination Date.

(f)                Notwithstanding anything to the contrary contained herein, the Employer and the Employee specifically acknowledge and agree that Sections 5, 6, 7, 8 and 9 hereof shall survive termination of the Employee’s employment under this Employment Agreement and that Sections 5, 6, 7, 8 and 9 shall continue to be in full force and effect after termination of the Employee’s employment under this Employment Agreement.

(g)               Employee agrees prior to commencing any employment during the Severance Period that he will provide written notice to the President and Chief Executive Officer of Versar.

(h)               In the event of any termination of Employee’s employment under this Agreement, the Employee shall have no obligation to seek other employment.

(i) The provisions of Sections 5(b) and (c) notwithstanding, Employee shall have the election not to execute the Exhibit B release and to pursue his remedies, in which case Employee shall not be deemed to have waived his rights, if any, to any Base Salary and Termination Payments otherwise due under the terms of this Agreement, as finally determined by a court of competent jurisdiction.

6.            Confidential Information. The Employee acknowledges that all confidential information regarding the Business is the exclusive property of the Employer and/or its Affiliates. On the Employment Termination Date, if Employee voluntarily separates from Employer, or within ten (10) business days after the Employment Termination Date in all other cases, the Employee shall return to the Employer all copies of any material involving such confidential information, and the Employee agrees that he will not, directly or indirectly, divulge or use such information, whether or not such information is in written or other tangible form. The Employee also shall return to the Employer by that date any other items in his possession, custody or control that are the property of the Employer or any of its Affiliates. This Section is intended to cover confidential information of the Company and Versar that relates to the Business that (i) has not or does not become generally available to the public other than as a result of a disclosure by the Employee, or (ii) with respect to confidential information regarding the Company or Versar, (A) was not within the Employee's possession prior to its being furnished to the Employee by or on behalf of the Company or Versar or (B) becomes available to the Employee on a non-confidential basis from a source other than the Company or Versar; provided that Employee shall have the burden of proving, by clear and convincing evidence, the application of the foregoing clause (ii). This Section shall not apply to Employee responses that may be required by proper governmental or judicial inquiry.

5

7.            Non-Solicitation and Non-Competition.

(a)                During the “Non-Competition Period” (hereinafter defined), as long as Versar is not in default of its obligations under Section 5(b), the Employee shall not directly or indirectly (i) employ or solicit for employment, or assist in any way in solicitation for employment, any person employed by the Employer or any of its Affiliates then or at any time within the preceding eighteen (18) months; (ii) solicit, or assist in any way in the solicitation of “Business” (hereinafter defined) from any of the Employer’s or any of its Affiliates’ customers with whom Employee has had material contact or prospective customers with whom Employee has had material contact, either for the Employee’s own benefit or the benefit of anyone other than the Employer or any of its Affiliates, unless the business being solicited is not competitive with the services or products provided by the Employer or any of its Affiliates; or (iii) induce or attempt to induce any of the Employer’s or any of its Affiliates’ customers with whom Employee has had material contact or prospective customers with whom Employee has had material contact to reduce its purchase of services or products from the Employer or any of its Affiliates or to cease having the Employer or any of its Affiliates provide services or prospective services or having the Employer or any of its Affiliates develop products or prospective products for any such customer or prospective customer.

(b)               For purposes of this Employment Agreement, the term “Non-Competition Period” shall include the period that Employee is employed or retained by Employer (or an Affiliate or subsidiary of Employer) and after Employer’s employment ceases, then for a period equal to twelve (12) months after the Employment Termination Date; provided, however, that in all events Employer, by written notice to Employee not later than four (4) months following the Employment Termination Date, may extend the Non-Competition Period for an additional twelve (12) months. During any extended Non-Competition Period, Employer shall pay to Employee Employee’s Base Salary (as in effect on the Employment Termination Date) in pay periods and on the same schedule as Employer’s general payroll, subject to all legally required payroll deductions and withholdings.

(c)                For purposes of this Employment Agreement, the term “Business” shall mean the provision of products or services offered by Employer to any customers, including but not limited to the United States of America.

6

8.             Assignment of Inventions and Innovations.

(a)                The Employee shall and hereby covenants and agrees to and does hereby, without charge to the Employer but at the Employer’s expense, transfer and assign to the Employer all right, title, interest, claim and demand of the Employee in to and under and by virtue of any and all inventions, creations, discoveries, improvements, ideas, algorithms, computer software programs or other technology or other works of authorship, and all related documentation, relating to the Business, whether or not patentable, copyrightable or susceptible to other forms of protection, which, during the term of the Employee’s employment with the Employer, the Employee makes, creates, develops, writes or conceives whether during or outside of the Employee’s regular working hours, either solely or jointly with another (hereinafter collectively referred to as the “Innovations”). The Employee hereby covenants and agrees that all such Innovations shall be deemed to be works made-for-hire for the Employer.

(b)               The Employee hereby covenants and agrees without charge to the Employer but at the Employer’s expense: (i) to disclose promptly to the Employer all Innovations; (ii) upon the Employer’s request, to execute promptly a specific assignment to the Employer of all rights, title, interest, claim and demand of the Employee in, to, and under and by virtue of the Innovations; and (iii) to do anything else and to execute any all documents reasonably necessary to enable the Employer to secure patents, copyrights or other forms of intellectual property protection for the Innovations in the United States of America and in other countries and territories of the world.

9.            Unique Nature of Services and Covenants and Employment Agreements.

(a)                It is agreed that the services to be rendered by the Employee under the terms of this Employment Agreement are of a unique, unusual, special and extraordinary nature, and of a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by the Employee will cause the Employer and its Affiliates great and irreparable injury and damage. It is agreed that the Employer, in addition to any other remedies, shall be entitled to injunctive and other equitable relief to prevent a breach of this Employment Agreement by the Employee.

(b)               The parties hereto agree that by virtue of the special knowledge that the Employee will gain about the affairs, business, operations, customers, and other employees of the Employer and its Affiliates as a consequence of the Employee rendering services to the Employer under this Employment Agreement, irreparable loss and damage would be suffered and incurred by the Employer and its Affiliates if the Employee should breach or violate any of the covenants or agreements contained in Sections 6, 7, or 8 hereof and that money damages alone may not be an adequate remedy for the loss and damage which would be suffered and incurred by the Employer and its Affiliates in the event of such breach or violation; and the parties hereto further acknowledge and agree that each of such covenants and agreements are reasonably necessary to protect and preserve the Business. The Employee therefore agrees and consents that, in addition to any other remedies available to the Employer, at law or in equity, the Employer may seek a restraining order, preliminary injunction, injunction, or other similar remedy to prevent a breach or violation or contemplated breach or violation by the Employee of any of the covenants or agreements contained in Sections 6, 7, or 8 hereof. In the event the Employer seeks an injunction hereunder, the Employee hereby waives any requirement for the posting of a bond or other security.

7

10.           General.

(a) This Employment Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Employment Agreement shall not be assignable either by the Employer or by the Employee. Notwithstanding the foregoing, Employer may assign this agreement to any of its Affiliates without Employee’s consent, and no change of control of Employer shall be deemed to constitute an assignment of this Agreement.

(b) A waiver by either party of any paragraph, term or condition of this Employment Agreement in any instance shall not be deemed or construed to be a waiver of such paragraph, term or condition for the future or of any subsequent breach thereof, and any such waiver must be in writing. All rights and remedies contained in this Employment Agreement are cumulative and none of them shall be construed so as to limit any other right or remedy of either party.

(c) All notices and other communications permitted or required by the provisions of this Employment Agreement shall be in writing and shall be personally delivered, sent through the United States Postal Service or any official successor thereto, designated as registered or certified mail, return receipt requested, bearing adequate first class postage and addressed as hereinafter provided, or sent by overnight courier. Notices delivered in person shall be effective upon the date of delivery. Notices by mail shall be effective upon the receipt thereof by the addressee or upon the fourth (4th) calendar day subsequent to the postmark date, whichever is earlier. Rejection or the refusal to accept or the inability to deliver because of a change in address of which no notice was given as provided herein shall be deemed to be receipt of the notice sent as of the fourth (4th) calendar day subsequent to the postmark date. By giving to the other party hereto at least thirty (30) days’ notice thereof, any party hereto shall have the right from time to time and at any time while this Employment Agreement is in effect to change the respective addresses thereof and each shall have the right to specify as the address thereof any other address within the continental United States of America. Each notice to the Employee or the Employer shall be addressed, until notice of change as aforesaid, as set forth on the signature page.

(d) This Employment Agreement shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the Commonwealth of Virginia, United States of America. This Employment Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and, except as provided herein, supersedes all previous written and oral agreements between the parties with respect to the subject matter set forth herein. This Employment Agreement may not be modified or amended except by a writing signed by both of the parties hereto. The invalidity or unenforceability of any particular term or provision of this Employment Agreement shall not affect the validity or enforceability of any other term or provision hereof, and this Employment Agreement shall be construed in all respects as if such invalid or unenforceable term or provision were omitted. This Employment Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same agreement.

8

IN WITNESS WHEREOF, the Employer has caused this Employment Agreement to be executed by its duly authorized representative and the Employee has executed this Employment Agreement as set forth below.

EMPLOYER:

VERSAR, INC.

By: /s/ Jeffrey A. Wagonhurst
Name: Jeffrey A. Wagonhurst
Title: President / COO

Address for notice purposes:

Versar, Inc.
6850 Versar Center
Springfield, Virginia 22151
Attention: James Villa

EMPLOYEE:

/s/ Wendell A. Newton
Wendell A. Newton

Address for notice purposes:

373 Goza Road
Fayetteville, GA 30215
________________________________

9

SCHEDULE A

1.       DUTIES will entail serving as Senior Vice President, Professional Services Group of Versar, Inc. In such capacity, Employee will report directly to Jeffrey A. Wagonhurst, Sr., the President and Chief Operating Officer of Versar, or his successor, and perform such duties and responsibilities as may be directed or assigned to him commensurate with such position.

2.       EFFECTIVE DATE is July 1, 2014.

3.       COMPENSATION. The Employer shall pay the Employee compensation as follows:

(a)       Base Salary. From the Effective Date, the Employee shall be paid an annual base salary at a rate of $190,000 per annum (hereinafter referred to as the “Base Salary”). The Base Salary shall accrue and be due and payable in equal, or as nearly equal as practicable, installments on the regular payroll schedule as the Employer may implement from time to time for general payroll purposes. The Employer may deduct from each payment to Employee any and all amounts required to be deducted or withheld for general payroll purposes in accordance with the provisions of federal law and any applicable state law now in effect or hereafter in effect including without limitation, state and federal income withholding, FICA and other withholding tax requirements, and such other deductions permitted by the Employer which Employee may authorize from time to time

(b)       Bonus. The Employee shall be eligible to receive an annual discretionary bonus of up to thirty-five percent (35%) of the Base Salary during the term of this Employment Agreement. The actual bonus awarded, if any, will be based on the Employee achieving specific performance objectives established by Versar and Employee, as well as the Company’s overall financial performance, and will be pro-rated from the Effective Date for Versar’s current fiscal year.

(c)       Allowance. Beginning on January 1, 2015, Employee shall receive an allowance from Versar in the amount of $269.23 per pay period, representing an annualized total of $7,000.

(d)       Restricted Stock. Versar will issue, subject to approval of the Compensation Committee of the Board of Directors of Versar and his execution of a Restricted Stock Unit Award Agreement, 7,500 shares of Versar common stock, par value $.01 per share, which shares will be “restricted” and subject to forfeiture (the “Restricted Shares”). All of these Restricted Shares will be issued by Versar as promptly as possible after the Effective Date and vest over a two-year period. The Restricted Shares will be issued under, and otherwise be subject to the terms and conditions of, a Versar incentive stock plan.

4.       PAID TIME OFF. During each calendar year during the Term, the Employee shall be entitled to accrue five (5) weeks of paid vacation, at the rate of 7.69 hours per pay period. The Employee may carryover unused vacation days from year to year consistent with the existing leave policies of J.M. Waller Associates, Inc. Upon termination of this Agreement under Section 5, Employer shall promptly pay Employee for all unused vacation consistent with the existing leave policies of J.M. Waller Associates, Inc., which allows for payment for up to eighty (80) hours of leave. Effective January 1, 2015, Employee shall be subject to Versar’s current PTO policy, a copy of which is attached to this Agreement. Employee shall be entitled to all paid holidays and other paid time off provided by Employer to its employees.

5.       BENEFITS.  In addition to the compensation received by Employee as specified above, Employee shall be eligible to and receive the other benefits made available to full-time employees of Employer.

6.       EXPENSE REIMBURSEMENT. Employee shall be reimbursed in accordance with Employer’s standard policies and procedures for all approved, reasonable and necessary expenses incurred by him in connection with the performance of his duties of employment hereunder; provided Employee shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with said reimbursement policies.

10

EXHIBIT B

GENERAL RELEASE OF ALL CLAIMS

THIS GENERAL RELEASE OF ALL CLAIMS (“Release”) is made and entered into as of _______________, ______, by and between Versar, a Delaware corporation (“Versar”), and Wendell A. Newton, a resident of the State of Georgia (the “Employee”). As used in this Release, the term “Versar” will include its direct and indirect subsidiaries, divisions, related or affiliated companies, officers, directors, stockholders, employees, successors, assigns, representatives, agents and counsel, unless the context clearly requires otherwise.

WHEREAS, the Employee and Versar entered into an Employment Agreement dated as of __________ __, 2014 (the “Employment Agreement”);

NOW THEREFORE, in consideration of the promises set forth in this Release, the Employee and Versar agree as follows:

1.       Effectiveness of Release. This Release will be effective on the eighth day after it is executed by the Employee, provided that the Employee has not revoked the Employee’s release as provided in Section 4(b) of this Release below (the “Effective Date”).

2.       Termination of Employment. The parties acknowledge that the Employee’s employment relationship with Versar ceased on _____________________ (the “Termination Date”).

3.       Resignations. The Employee hereby resigns, effective as of the Termination Date, from all administrative, fiduciary or other positions the Employee may hold or have held with respect to arrangements or plans for, of or relating to Versar. Versar consents to and accepts all such resignations. After the Termination Date, neither Versar nor the Employee will represent or state to any other party that the Employee has any authority to act for or on behalf of Versar or has any relationship with Versar (other than as a stockholder, if applicable).

4.       Release by the Employee.

(a)       In accordance with Section 5 of the Employment Agreement and except as otherwise provided in Sections 4(c) and 4(d) below, in consideration for the promises contained therein and herein, the Employee hereby releases and forever discharges Versar from, and agrees not to sue or join in any suit against Versar for, any and all charges, complaints, liabilities, claims, promises, agreements, controversies, damages, causes of action, suits or expenses of any kind or nature whatsoever, known or unknown, foreseen or unforeseen (collectively, “Claims”), of the following types:

(i)       any and all Claims of alleged discrimination or acts of discrimination based upon race, color, sex (including sexual harassment), creed, national origin, age, disability, religion, sexual orientation, marital status, parental status or any other violation of any equal employment opportunity law, ordinance, rule, regulation or order (including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, as amended (“Title VII”), the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended (“ADEA”) (as further described in Section 4(b) below), the Americans with Disabilities Act (“ADA”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Family Medical Leave Act, or any other federal, state or local laws or regulations regarding employment discrimination or termination of employment);

11

(ii)       any Claim under any local, state or federal wage, labor or hour law or regulation, wage collection law or regulation, or labor relations law or regulation (including but not limited to the Fair Labor Standards Act and the National Labor Relations Act);

(iii)       any Claim that Versar has violated any personnel policies, any handbooks, or any covenants of good faith and fair dealing between Versar and its employees; and

(iv)       any Claim that Versar has violated the terms of the Employment Agreement (but excluding any claims based on Versar's failure to pay Termination Payments as required under the Employment Agreement).

(b)       The Employee acknowledges that Versar encouraged the Employee to consult with an attorney of the Employee’s choosing prior to executing this Release, and through this Release encourages the Employee to consult with the Employee’s attorney with respect to possible Claims under the ADEA and that the Employee understands that the ADEA is a federal statute that prohibits discrimination, on the basis of age, in employment, benefits, and benefit plans. The Employee wishes to waive any and all Claims under the ADEA that the Employee may have, as of the date upon which the Employee executes this Release, against Versar, and hereby waives such Claims. The Employee further understands that by signing this Release, the Employee is in fact waiving, releasing and forever giving up any Claim under the ADEA that may have existed on or prior to the date upon which the Employee executes this Release. The Employee acknowledges that the Employee is receiving consideration for the Employee’s waiver of any and all Claims under the ADEA in addition to anything of value to which the Employee is already entitled. The Employee also acknowledges that Versar has informed the Employee that the Employee has at the Employee’s option, twenty-one (21) days from the date this Release was first presented to the Employee in order to consider this Release, and, if executed prior to the expiration of the twenty-one (21) day period, the Employee does hereby knowingly and voluntarily waive all or part of said twenty-one (21) day period. The Employee also understands that the Employee has seven (7) days following the date upon which the Employee executes this Release within which to revoke the release contained in this Section 4(b) (the “Revocation Period”) by providing a written notice of the Employee’s revocation of the release and waiver contained in this Section 4(b) to Versar. The release of claims under the ADEA contained in this Section 4(b) does not become effective or enforceable until the Revocation Period has expired.

(c)       In no event shall this Release be construed or deemed to waive, release, or otherwise effect in any way the rights or obligations of Employee, Versar, or any other party to any document relating to (i) any stock of Versar owned by Employee or with respect to which Employee has an interest, (ii) any options or warrants to purchase stock of Versar, (iii) any debt owed by Versar to Employee, other than under the Employment Agreement, (iv) the rights and/or obligations of Employee or Versar under the Stock Purchase Agreement dated _________ __, 2014 to which the Employee and Versar are parties, and (v) any debt owed by Employee to Versar.

12

5.       No Inconsistent Actions; Enforcement.

(a)       Versar and the Employee will not voluntarily undertake any action or course of action that is inconsistent with the provisions or essential intent of this Release.

(b)       The Employee acknowledges and agrees that the remedy at law available to Versar for breach of any of the Employee’s obligations under Section 4 herein would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Employee acknowledges, consents and agrees that, in addition to any other rights or remedies that Versar may have at law, in equity or under this Release, in connection with any breach of this Release by Employee, Versar will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage or posting any bond.

(c)       The Employee acknowledges and understands that by entering into this Release, the Employee will be limiting the availability of certain remedies that the Employee may have against Versar and limiting also the Employee’s ability to pursue certain claims against Versar.

6.       No Admissions. Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of Versar or the Employee.

7.       Binding on Successors; Assignment. This Release will be binding upon and inure to the benefit of Versar, the Employee and each of their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable; provided, however, that neither this Release nor any rights or obligations hereunder will be assignable or otherwise subject to hypothecation by the Employee (except by will or by operation of the laws of intestate succession) or by Versar, except that Versar may assign this Release to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of Versar.

8.       Governing law. This Release will be governed, construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of law principles.

9.       Severability. Whenever possible, each provision of this Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.       Notices. For all purposes of this Release, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service and shall be addressed as provided in Section 10(c) of the Employment Agreement, or to such other address as any party may have furnished to the other in writing and in accordance therewith, except that notices of changes of address will be effective only upon receipt.

13

11.       Counterparts. This Release may be executed in counterparts, each of which will be deemed to be an original, but both of which together will constitute one and the same agreement.

12.       Entire Agreement. This Release is the final expression of the parties’ agreement with respect to the matters addressed herein, may not be contradicted by evidence of any prior or contemporaneous agreement, and constitutes the complete and exclusive statement of its terms such that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Release, except that the terms of the Employment Agreement shall remain in full force and effect and shall not be affected by execution of this Release.

13.       Amendments; Waivers. This Release may not be modified, amended, or terminated except by an instrument in writing, signed by the Employee and Versar. Failure on the part of either party to complain of any action or omission, breach or default on the part of the other party, no matter how long the same may continue, will never be deemed to be a waiver of any rights or remedies hereunder, at law or in equity. The Employee or Versar may waive compliance by the other party with any provision of this Release that such other party was or is obligated to comply with or perform only through an executed writing; provided, however, that such waiver will not operate as a waiver of, or estoppel with respect to, any other or subsequent failure.

14.       Headings and Section References. The headings used in this Release are intended for convenience or reference only and will not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any provision of this Release. All section references are to sections of this Release, unless otherwise noted.

THIS RELEASE INCLUDES A COMPLETE AND PERMANENT RELEASE OF CERTAIN KNOWN AND UNKNOWN CLAIMS. THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS READ THIS RELEASE AND THAT THE EMPLOYEE FULLY KNOWS, UNDERSTANDS, AND APPRECIATES ITS CONTENTS, AND THAT THE EMPLOYEE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE VOLUNTARILY AND OF THE EMPLOYEE’S OWN FREE WILL.

* * *

14

IN WITNESS WHEREOF, the parties have executed this Release as of the date first above written.

VERSAR, INC.

By:
Name:
Title:

EMPLOYEE:

Wendell A. Newton

15